December 14, 2020 DELIVERING VALUE, DRIVING LONG-TERM GROWTH

Disclaimer CAUTION REGARDING FORWARD-LOOKING STATEMENTS This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Huntington and TCF, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Huntington and TCF; the outcome of any legal proceedings that may be instituted against Huntington or TCF; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and TCF do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Huntington and TCF successfully; the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Huntington and TCF. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2020, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC, and in TCF’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2020, each of which is on file with the SEC and available on TCF’s investor relations website, ir.tcfbank.com, under the heading “Financial Information” and in other documents TCF files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Huntington nor TCF assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed transaction, Huntington will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Huntington and TCF and a Prospectus of Huntington, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Huntington and TCF will be submitted to TCF’s shareholders and Huntington’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF HUNTINGTON AND SHAREHOLDERS OF TCF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Huntington and TCF, without charge, at the SEC’s website http://www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Investor Relations, Huntington Bancshares Incorporated, Huntington Center, HC0935, 41 South High Street, Columbus, Ohio 43287, (800) 576-5007 or to TCF Investor Relations, TCF Financial Corporation, 333 W. Fort Street, Suite 1800, Detroit, Michigan 48226, (866) 258-1807. PARTICIPANTS IN THE SOLICITATION Huntington, TCF, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Huntington and TCF in connection with the proposed transaction under the rules of the SEC. Information regarding Huntington’s directors and executive officers is available in its definitive proxy statement relating to its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 12, 2020, and other documents filed by Huntington with the SEC. Information regarding TCF’s directors and executive officers is available in its definitive proxy statement relating to its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2020, and other documents filed by TCF with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph. USE OF NON-GAAP FINANCIAL MEASURES This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Huntington’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, conference call slides, or the Form 8-K related to this document, all of which can be found in the Investor Relations section of Huntington’s website, http://www.huntington.com. 2

Financially Attractive Transaction Increases Scale and Growth Building scale – creating a top 10 U.S. regional bank Expands prominence in core markets and extends into desirable new markets, resulting in leading density and distribution Synergistic transaction with significant branch overlap produces highly compelling financial results Creates peer-leading financial performance Accelerates digital investments and capabilities across broader platform to enhance client value proposition Further diversifies combined loan portfolio across asset classes and markets Lower risk, in-market transaction benefiting from thorough diligence and successful integration track record 3

Building Scale – Leading Market Position & Profitability to Drive Value Creation 4 Peer-Leading Profitability4 Compelling Value Creation5 18% EPS Accretion $3.3B Capitalized Value of Synergies >20% IRR ~1.3% ROA ~17% ROTCE ~55% Efficiency Ratio ~70% of MSAs Top 5 Deposit Rank #1 Branches #2 Retail Deposits Source: S&P Global, Company Filings; Note: Market data as of 11-Dec-20. 1 Combined market cap includes NPV of cost synergies. Pro forma balance sheet metrics as of the period ended September 30, 2020; excludes purchase accounting adjustments. Net Income reflects 2022E earnings and includes all after-tax transaction adjustments. 2 Excludes Money Center banks, Trust banks, and U.S. subsidiaries of foreign banks. 3 Footprint defined as IL, IN, MI, MN, OH, WI, WV, Denver and Pittsburgh. Retail deposits excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). 4 Pro forma profitability metrics are based on 2022E consensus estimates, incorporate all transaction adjustments, and assume $490MM pre-tax cost synergies are fully realized. 5 EPS accretion assumes 2022E GAAP EPS with fully realized cost synergies. Capitalized value of synergies: pre-tax synergies of $490MM; calculated as after-tax synergies multiplied by 10x P/E net of total after-tax restructuring costs of $720MM. Assumes 18% tax rate. Market Cap1 $22B Net Income1 $2.1B Gross Loans & Leases1 $117B Total Deposits1 $134B # 6 # 5U.S. RegionalBank Rank2 # 8# 6 Leading within Combined Footprint3

Compelling Combination for Shareholders 5¹ Based on Huntington closing share price of $12.93 on 11-Dec-2020. Earnings per share based on 2022E consensus median estimates. ² Accretion method earnback. Tangible book value per share dilution inclusive of total merger expenses and CECL double count ($0.62) divided by 2022E GAAP EPS accretion with fully realized cost synergies ($0.23). Transaction Structure¹ • 100% stock consideration with fixed exchange ratio of 3.0028 Huntington shares for each TCF share • $6.0B aggregate consideration, $38.83 per TCF share • 11.8x Price / 2022E EPS; 6.5x Price / 2022E EPS with fully realized synergies • 1.5x Price / Tangible Book Value per Share Organization • Dual headquarters in Columbus, OH and Detroit, MI — Columbus will remain headquarters for the holding company and the Consumer Bank — Detroit will become headquarters for the Commercial Bank • Minneapolis, Chicago, and Midland to remain centers of influence Leadership • Stephen Steinour will remain the Chairman, President, and CEO of the Holding Company and President and CEO of the Bank • Gary Torgow will serve as Chairman of the Bank board of directors • David Porteous will serve as Lead Director of the Holding Company and Bank boards of directors Pro Forma Impact • 18% EPS accretion in 2022E with fully realized synergies • 7% tangible book value per share dilution with 2.7 year earnback inclusive of total merger expenses and CECL double count² • 29% dividend accretion to TCF shareholders Approvals & Timing • Huntington and TCF shareholder approvals • Customary regulatory approvals • Anticipated closing 2Q 2021 Ownership 69% 31%HBAN TCF Board of Directors HBAN TCF13 5

$ 35B Total Loans TCF Financial is the Right Partner for Huntington 6 Established Midwestern Commercial Bank… $48B Total Assets Top 10 Footprint Deposit Market Share 1.5MM Retail Deposit Customers …With Specialized, National Commercial Business Lines Balanced Loan Portfolio… …Funded by Strong Consumer Core Deposit Base National equipment finance and leasing • Lease and equipment finance solutions for small to large companies in sub sectors such as transportation, manufacturing, and healthcare National dealer floorplan financing • Network of 11,000 dealers financing power sports, lawn and garden, marine, specialty vehicles, and RVs Source: Company filings and S&P Global; Note: Financial data as of 30-Sep-20. $ 39B Total Deposits Inventory Finance Capital Solutions 11.5% Common Equity Tier 1 Ratio

Milwaukee Chicago Detroit Cincinnati Columbus Cleveland Minneapolis IL IN OH PA MI WI MN Pittsburgh Indianapolis WV Grand Rapids Denver CO KY 3-Mile Overlap (224) 48% of TCF Branches # Market Presence Total Deposits ($B) Retail Deposit Rank² Top 5 Rank 1. Columbus $28 2  2. Detroit 18 3  3. Cleveland 13 1  4. Chicago 10 10 5. Minneapolis 8 3  6. Grand Rapids 5 1  7. Akron 5 1  8. Indianapolis 4 4  9. Cincinnati 4 6 10. Pittsburgh 4 8 Ohio $66 1  Michigan 40 1  Illinois 10 10 Minnesota 6 4  Expands Leadership in Vibrant Markets 7Source: S&P Global, The World Bank; Note: Financial data as of most recent quarter. Deposit market share data as of 30-Jun-20. ¹ Footprint defined as IL, IN, MI, MN, OH, WI, WV, Denver and Pittsburgh. ² Excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). Combined footprint¹ has total population of 60MM and $3.7T of total GDP, ranking #5 in the world if it were a standalone economy Combined Footprint Rankings¹ #1 TotalBranches Retail Deposits²#2 Huntington (853) TCF (464)

M ar ke tS iz e Current Footprint² Minneapolis MSA Denver MSA $2.0T Total Market Deposits $218B Total Market Deposits $107B Total Market Deposits 51MM Total Population 4MM Total Population 3MM Total Population $3.1T Total GDP $264B Total GDP $214B Total GDP M ar ke t H ig h lig ht s Columbus in private sector job growth since 2010 #1 for Fortune 500 companies per capita #2 most educated work force from a state level Cleveland of the area’s top industry jobs are in business and e-commerce #2 most concentrated population of millennials #4 best place for business and careers Detroit city for attracting millennials 50% faster projected population growth vs. national avg. 30% growth in home sales since September 2019 Chicago most diversified economy in the U.S. Pr o Fo rm a Po si ti on $123B Deposits TCF: 21% 20% Weighted Avg. Market Share $0.9B Deposits TCF: 100% 1% Market Share $8B Deposits TCF: 100% 4% Market Share 3 Retail Rank 3 Retail Rank 14 Retail Rank Leading Bank in Attractive, Dynamic & Diverse Geographies Source: S&P Global, Bureau of Economic Analysis, The City of Columbus Department of Development, City of Cleveland Economic Development, Michigan Economic Development Corporation, Minnesota Dept. of Employment and Economic Development, Michigan Economic Development Corp., U.S. Census Bureau, Forbes, Minneapolis Amazon HQ2 Proposal, Denver Amazon HQ2 Proposal, Metro Denver; Note: Retail rank excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks).¹ Other states include CO, FL, KY, SD, WI, and WV. ² Current footprint represents IL, IN, MI, OH, WV, and Pittsburgh MSA. 8 Transaction Enhances Leadership Positions & Adds Highly Attractive MSAs #3 #1 #1 50% Pro Forma Deposit Footprint: $135bn Other States¹ 4 % Pennsylvania 3% Indiana 3% Minnesota 6% Illinois 7% Michigan 29% Ohio 48% Expansion Markets

69% 68% 53% 52% 49% 48% 44% 40% 40% 32% 26 % Pro Forma Peer #1 Peer #2 Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 16% 16% 13% 13% 12% 12% 12% 12% 10% 10% 9 % Pro Forma Peer #1 Peer #6 Peer #9 Peer #5 Peer #3 Peer #7 Peer #4 Peer #8 Peer #10 Peer #2 Uniquely Positioned to Win Across Footprint 9 Source: S&P Global; Note: Market share data as of 30-Jun-20. Peers include CFG, CMA, FHN, FITB, KEY, MTB, PNC, RF, TFC, and ZION. Note: Excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). ¹ Weighted average market share shown for top 20 MSAs by deposits. M SA s w it h To p 5 R an k M SA W td . A vg . M ar ke t Sh ar e¹ Leading Density and Distribution to Deliver Expanded Product Set to our Customers

9% 13% 18% 50% Synergies 75% Synergies 100% Synergies Earnings • Projections based on Wall Street consensus estimates Synergies & Restructuring • Identified $490MM of pre-tax cost synergies (37% of TCF’s total non-interest expense or 40% excluding amortization and lease depreciation) • Synergies realized 50% in 2021E, 75% in 2022E, and 100% thereafter • Revenue synergies identified but not modeled • $150MM incremental technology development investments over 3.5 years³ • $880MM one-time pre-tax merger expenses Other Adjustments • Loan credit mark-down 2.4% • Loan rate mark-up 1.1% • Core deposit intangible equal to 0.50% of TCF’s non-time deposits • Estimated deposit divestiture of ~$450MM • 18% effective tax rate on TCF earnings and merger adjustments Compelling Pro Forma Financial Impact 10 GAAP EPS Accretion Additional Metrics >20% IRR ~10% CET1 Ratio¹ Key Assumptions Driving Value for Shareholders with Long-Term Upside 7% TBVPS Dilution 2.7yr TBVPS Earnback² $0.09 $0.16 $0.23 2021E 2022E Note: See appendix for detail. ¹ Pro forma estimated at closing. ² Accretion method earnback. Tangible book value per share dilution inclusive of total merger expenses and CECL double count ($0.62) divided by 2022E GAAP EPS accretion with fully realized cost synergies ($0.23). ³ Technology development investments expense incurred 40% in year 1 with the remainder depreciated over the subsequent 3 years. 2022E pre-tax impact of $20MM. ~8% TCE Ratio¹ (Base Case) (Fully Realized)

Fully Realized Cost Synergies 2022E Efficiency Ratio Fully Realized Cost Synergies 2022E ROTCE Benefits of Increased Scale Creates Peer-Leading Financial Performance 11 ~20bp Benefit ~300bp Benefit ~300bp Benefit Source: S&P Global, Capital IQ, IBES Estimates; Note: Assumes fully realized cost synergies. Note: Peers include CFG, CMA, FHN, FITB, KEY, MTB, PNC, RF, TFC, and ZION. Benefit relative to Huntington’s standalone 2022E performance metrics as implied by IBES consensus estimates. Fully Realized Cost Synergies 2022E ROA Pressing the Huntington Advantage at a Critical Point in the Cycle ~55% 58% 63 % Pro Forma Peer #1 Peer #5 Peer #8 Peer #9 Peer #3 Peer #6 Peer #4 Peer #7 Peer #2 Peer #10

$ 13.3 $ 5.4 $ 3.3 $ 18.7 $ 22.0 Standalone Market Capitalizations Capitalized Value of Net Cost Synergies¹ Illustrative Combined Value +18% Significant Value Creation Driven by Fully Identified Cost Synergies • $490MM of pre-tax cost synergies (fully realized) • Elimination of redundancies and duplication enhances operating leverage • Robust integration experience: completed 6 transactions since 2010 and over-delivered revenue and cost synergies on the largest, FirstMerit Cost Synergies: $490MM Source: S&P Global, Company Filings; Note: Market data as of 11-Dec-20. 1 Capitalized value of synergies assumes P-T synergies of $490MM equal to 37% of TCF’s total noninterest expense or 40% excluding lease depreciation and amortization; calculated as A-T synergies multiplied by 10x P/E net of total A-T restructuring costs of $720MM. Assumes 18% tax rate. Illustrative Value Creation ($B) Expected Cost Synergies Breakout and Commentary 12 Branch Overlap Centralized Overhead & Functional Efficiencies Equipment & Occupancy Outside Services Other

2019 2020 2023E Building the Leading People-First, Digitally-Powered Bank 13 #1 in Regional Bank Mobile App Customer Satsfaction¹ 1 Huntington received the highest score among regional banks ($55B to $150B in deposits) in the J.D. Power 2019-2020 U.S. Banking Mobile App Satisfaction Study of customers’ satisfaction with their financial institution’s mobile applications for banking account management. Visit jdpower.com/awards for more details. ² Technology development investments expense incurred 40% in year 1 with the remainder depreciated over the subsequent 3 years. 2022E pre-tax impact of $20MM. Starting with a Strong Foundation . . . . . . With Differentiated Digital Services . . . . . . and an Accelerated Budget . . . . . . to Drive Continued Innovation Development Investment ~2x Money Management Track and analyze your spending and help you create and reach your financial goals The Hub Personalized Insights Leveraging AI to provide personalized and proactive insights Savings Automation Use AI to analyze your spending habits, income, and upcoming expenses to find money you're not using in your account $150MM Incremental Technology Development Investments over 3.5 Years²

Diversified Combined Loan Portfolio 14 Diversified Portfolio with Aggregate Moderate-to-Low Risk Profile $ 117B Source: S&P Global; Note: Data as of 30-Sep-20. C&I loans include OO-CRE and leases. Balanced Combined Loan & Lease Portfolios… … with Geographically Diverse Product Footprint Commercial 56% Consumer 44% Consumer Banking Commercial Banking Small Business Banking Wealth Management Mortgage Banking National Regional Commercial Consumer Corporate Banking Specialty Banking Lease & Equipment Finance Inventory Finance Auto, RV, Marine Tradi onal C&I 29% Auto Floorplan & Inventory Finance 4% Equipment Finance 10% CRE 13% Mortgage 17% Home Equity 10% Auto 11% RV / Marine 4% Other 2%

15  Top digital origination platform increases customer service and banking access  Increasing the breadth of mortgage banking services in all markets  Next-level private banking experience for commercial and affluent customers  Brings Huntington’s #1 SBA platform to business friendly Twin Cities and Denver  Accelerates growth in Illinois on top of organically built #2 ranked SBA franchise1  Commits more resources to grow business banking segment  Increases the size of commercial loan portfolio by ~60%  Leverage in-house capabilities for treasury management and capital markets  Product and industry vertical specialization to do more for customers ¹ Small Business Administration ranking by 7(a) loan volume. 2 Monitor 100 bank-owned equipment finance business on a combined basis. 3 Per Bloomberg; 2019 US municipal underwriting manager by volume. 4 Greenwich Associates 2019 national and Midwest awards for overall satisfaction, likelihood to recommend, and cash management. 5 Pro forma combined rank in the states of Ohio and Michigan. 6 Pro forma AUM for combined company. Powerful Opportunity to Drive Long-Term Growth Supports Long-Term Goals to Deliver Sustainable, Through-the-Cycle Returns Commercial Banking Business Banking Consumer & Private Client #10 MunicipalUnderwriting3 #8 EquipmentFinance2 #1 SBA 7(a) Lender in U.S.1 6 Greenwich Business Banking Awards4 #1 Bank Mortgage OriginatorOhio / Michigan5 #8 Auto BankLender $19B AUM6

Diligence Snapshot By the Numbers >350 professionals, including advisors and consultants ~80% review of loan portfolio by balances Credit Diligence Approach • Reviewed risk framework, credit policies, strategies, committee materials, and loan files • Assessment of performance trends across credit migration, delinquencies, and historical losses • Commercial loan portfolio o Top lending relationships and exposures o Covid-19 impacted industries o Capital Solutions, Inventory Finance, and other specialty lending portfolios • Consumer loan portfolio o Statistical analysis across portfolio segments and review of credit file samples Robust Due Diligence Process 16 Diligence Focus Areas Commercial Real Estate Specialty Lending Commercial Banking Consumer Banking Credit Underwriting & CECL Internal Audit & Legal Risk Management Information Technology & Operations Regulatory & Compliance Marketing & Communications Finance, Tax & Accounting Human Resources Dedication of Company-Wide Resources to Assess Benefits, Risks, and Opportunities Detailed Diligence Process Aligned to Maintaining Huntington’s Aggregate Moderate-to-Low Risk Appetite

Financially Attractive Transaction Increases Scale and Growth Building scale – creating a top 10 U.S. regional bank Expands prominence in core markets and extends into desirable new markets, resulting in leading density and distribution Synergistic transaction with significant branch overlap produces highly compelling financial results Creates peer-leading financial performance Accelerates digital investments and capabilities across broader platform to enhance client value proposition Further diversifies combined loan portfolio across asset classes and markets Lower risk, in-market transaction benefiting from thorough diligence and successful integration track record 17

Appendix

Pro Forma Loan and Deposit Composition D ep os it s Lo an s an d Le as es $ 82B $ 35B $ 117B $ 134B$ 95B $ 39B Source: S&P Global; Note: Data as of 30-Sep-20. C&I loans include OO-CRE and leases. 19 32% 3% 7% 9% 16% 11% 16% 5% 1 % Auto RV / Marine Other Traditional C&I Auto Floorplan Equipment FinanceCRE Mortgage Home Equity 29% 4% 10% 13% 17% 10% 11% 4% 2 % Auto RV / Marine Other Traditional C&I Auto Floorplan & Inventory Finance Equipment FinanceCRE Mortgage Home Equity

Earnings Estimates • Projections based on Wall Street consensus estimates Synergies • Identified $490MM of pre-tax cost synergies • Represents 37% of TCF’s total non-interest expense or 40% excluding amortization and lease depreciation • Realized 50% in 2021E, 75% in 2022E, and 100% thereafter • Fair Play policy adjustment of $15MM pre-tax • Revenue synergies identified but not modeled Merger Expenses • One-time pre-tax merger expenses of $880MM, realized 50% at closing and 50% in 2021E • Fully reflected in pro forma tangible book value per share at closing for illustrative purposes Loan Mark • Gross credit mark-down of $859MM pre-tax or 2.4% of loans at close • Loan interest rate mark-up of $372MM pre-tax or 1.1% of loans at close • Non-PCD CECL reserve of $339MM established day-2 through provision expense (represents “double count” of the non-PCD credit mark) • Loan interest rate mark and non-PCD credit mark amortized / accreted over expected loan maturity periods • Reversal of TCF’s existing unamortized loan mark projected at close (~$77MM) Core Deposit Intangible • 0.50% of TCF non-time deposits • Amortized using sum-of-years digits over 10 years ] Deposit Divestiture • Estimated deposit divestiture of ~$450MM Other Items • Other interest rate fair market value adjustments on securities, time-deposits, borrowings with $(45)MM after-tax impact to equity and accreted through earnings • Permanent fair market value adjustments on fixed assets, OREO, other assets and liabilities, and preferred stock with $(104)MM after-tax impact to equity • 18% effective tax rate on TCF earnings and merger adjustments Capitalization • No changes to capital allocation priorities Detailed Transaction Assumptions Pre-tax $MM Credit Interest Rate Total Mark PCD Loan Mark $(520) $(8) $(528) Non-PCD Loan Mark $(339) $380 $41 Total Loan Mark $(859) $372 $(487) 20

Earnings Per Share Accretion 21 ($ in millions, except per share) 2022E GAAP EPS Accretion Huntington 2022E consensus median estimate $ 1,251 TCF 2022E consensus median estimate 494 After-Tax Transaction Adjustments Fully realized cost synergies $ 400 Core deposit intangible amortization, net (9) Fair Play policy adjustment (12) Loans and other fair market value adjustment amortization (113) Non-PCD loan credit mark accretion (“double-count”) 124 Incremental technology development spend (16) Other adjustments¹ 11 Pro forma 2022E Huntington net income $ 2,130 Pro forma average fully diluted shares 1,443 Huntington 2022E standalone EPS $ 1.25 Pro Forma 2022E EPS $ 1.48 $ EPS accretion to Huntington $ 0.23 % EPS accretion to Huntington 18.1% ¹ Other adjustments include: financing cost of cash, lost earnings from deposit divestiture, 18% tax rate adjustment, and net provision adjustment for TCF. Fully Realized Synergies

TBVPS Dilution at Close $ 0.62 2022E GAAP EPS Accretion (Fully Realized Cost Synergies) $ 0.23 Accretion Method TBVPS Earnback 2.7 years Tangible Book Value Per Share Build-Up Pro Forma Tangible Book Value Per Share 22 1 Includes the impact of estimated earnings, payment of dividends, repurchases through closing, and amortization of existing core deposit intangible. 2 Includes merger consideration and purchase accounting adjustments. 3 Includes full impact of one-time merger expenses for illustrative purposes. Tangible Book Value Per Share Earnback 1% (5)% (7)% Cumulative Impact $ 8.43 $ 0.38 $ 8.81 $ 0.05 $ 8.86 $(0.48) $ 8.38 $(0.19) $ 8.19 HBAN 3Q20 Standalone Estimated Growth Through Close¹ HBAN Estimated at Close (2Q21) Net A-T Merger Consideration & Fair Market Value Impacts² Pro Forma TBVPS, Subtotal Full One-Time A-T Merger Expenses³ Pro Forma TBVPS, Subtotal Day 2 A-T CECL Non- PCD Reserve Pro Forma TBVPS

Non-GAAP Reconciliation: Adjusted Non-Interest Expense 23 ($ in millions) Consensus Estimates 12 Months Ended 31-Dec-22 Adjusted Non-Interest Expense Total Non-Interest Expense $ 1,309 Other Intangibles Amortization (18) Lease Financing Equipment Depreciation (72) Adjusted Non-Interest Expense¹ $ 1,219 Pre-Tax Cost Synergies, Fully Realized $ 490 % of Total Non-Interest Expense 37% % of Adjusted Non-Interest Expense¹ 40% ¹ Adjusted noninterest expense is provided as it removes certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions.